EXHIBIT 99.1

NEWS RELEASE

PGTI Reports 2016 Strong Third Quarter Results
Record Quarterly Sales of $130 million

Third Quarter 2016 Financial Highlights versus the Prior Year Period

●	Net sales of $129.8 million, an increase of $29.1 million, or 29 percent;
●	Gross margin of 31.7 percent, compared to 29.2 percent;
●	Gross margin, as adjusted, of 32.3 percent, compared to 31.2 percent;
●	Net income of $10.8 million, compared to $6.3 million;
●	Net income, as adjusted, of $9.7 million, compared to $7.9 million;
●	Net income per diluted share of $0.21, compared to $0.13;
●	Adjusted net income per diluted share of $0.19, compared to $0.16;
●	EBITDA, as adjusted, of $24.0 million, compared to $17.9 million.

VENICE, Fla., November 3, 2016 -- PGT, Inc. (NASDAQ: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announced financial results for its third quarter and nine months ended October 1, 2016.

“We delivered another period of solid financial and operating performance in the third quarter,” commented PGTI’s Chairman of the Board and Chief Executive Officer, Rod Hershberger. “We grew revenue, gross margin and net income on both a sequential and year-over-year basis, which was the result of sales and profitability from both of our acquired businesses, CGI and WinDoor, as well as from our legacy business, PGT Custom Windows & Doors.”

“Our strategic priorities remain focused on our three brand go-to-market strategy, continuing to drive product innovation and accretive acquisitions,” Hershberger continued. “Our consistent strong performance is a direct result of our team’s ability to effectively execute these strategies.”

“Hurricane Matthew was the first hurricane of its magnitude to hit the East Coast of the U.S. in over a decade,” Hershberger continued. “Thankfully, the destruction was much more limited than originally predicted. However, many of our East Coast customers experienced approximately a two-week disruption to their businesses in October, which may have a slight impact on our sales for the fourth quarter. In 2017, however, we expect some heightened consumer awareness and additional sales related to that awareness.”

Nine Months 2016 Financial Highlights versus the Prior Year Period

●	Net sales of $349.0 million, an increase of $52.2 million, or 18 percent;
●	Gross margin of 31.1 percent, compared to 31.5 percent;
●	Gross margin, as adjusted, of 31.3 percent, compared to 32.4 percent;
●	Net income of $19.6 million, compared to $19.8 million;
●	Net income, as adjusted, of $21.5 million, compared to $23.5 million;
●	Net income per diluted share of $0.39, compared to $0.39;
●	Adjusted net income per diluted share of $0.43, compared to $0.47;
●	EBITDA, as adjusted, of $59.3 million, compared to $53.0 million.

“Looking to the balance of 2016, we have seen some softness in the luxury market; however, we continue to see steady demand in the mass-custom market. We were able to reach our financial objectives and shorten lead-times by reducing our backlog to $47 million,” commented Jeff Jackson, PGTI’s President and Chief Operating Officer. “Our first new Thermal Plastic Spacer (TPS) system, which is an innovative and cutting-edge technology that we believe will enable us to produce better quality insulated glass units, was fully operational as of September. We are also strengthening our team with a deeper bench of talent and leadership across the organization. In August, we added a new Vice President of Sales, Brent Boydston, in addition to approximately ten other senior managers that we have added to our team during 2016. We also continue to invest in our team with comprehensive training programs as our total team members now stand at over 2,600.”

“Our three brands are also integrating efficiently and operating more effectively as one company, providing best-in-class products to our customer,” Jackson continued.  “In January at the International Builders Show in Orlando, we are unveiling a comprehensive three brand go-to-market strategy with newly-enhanced brand positions and innovative new products.”

“While our steadfast focus remains on executing our overall financial and operational objectives, we are excited about the future of PGTI,” Jackson stated.  “We believe our strategies for profitable organic growth and accretive acquisitions, combined with our ability to execute, strong balance sheet and disciplined approach to capital allocation, will continue to create shareholder value.”

Fiscal Year 2016 Outlook

Our fiscal year 2016 outlook for total consolidated sales is between $458 and $460 million.

Conference Call

As previously announced, PGTI will hold a conference call Thursday, November 3, 2016, at 8:30 a.m. eastern time and will simultaneously broadcast the call live over the Internet. To participate in the teleconference, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). A replay of the call will be available beginning November 3, 2016, at 11:30 a.m. eastern time through November 10, 2016, at 10:30 a.m. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 86046512.

The Company's press release announcing its financial results will be issued pre-market at approximately 6:00 a.m. on November 3rd and will be available at the same time through the Investor Relations section of the PGT, Inc. website, http://ir.pgtindustries.com/releases.cfm. The webcast will also be available on the Investor Relations section of the PGT, Inc. website, http://ir.pgtindustries.com/events.cfm.

About PGT, Inc.

PGT, Inc. (NASDAQ:PGTI), headquartered in North Venice, Florida, through its wholly-owned subsidiaries, creates products which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company's trusted brands include PGT Custom Windows & Doors, CGI Windows & Doors and WinDoor. PGT, Inc. holds the leadership position in its primary market and is part of the S&P SmallCap 400 Index. For additional information, visit http://ir.pgtindustries.com.

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal", "objective", "plan", "expect", "anticipate", "intend", "project", "believe", "estimate", "may", "could", or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	Changes in new home starts and home remodeling trends
•	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
•	Raw material prices, especially aluminum
•	Transportation costs
•	Level of indebtedness
•	Dependence on our impact-resistant product lines
•	Integration of acquisitions
•	Product liability and warranty claims
•	Federal and state regulations, and
•	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q, and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC's website at www.sec.gov and  http://www.pgtindustries.com.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. We believe that EBITDA and adjusted EBITDA provide useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. EBITDA and adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

CONTACT: PGT, Inc.
Brad West, Senior Vice President and CFO
941-480-1600
bwest@pgtindustries.com

PGT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015

Net sales	$129,807	$100,668	$349,046	$296,802
Cost of sales	88,721	71,247	240,507	203,395
Gross profit	41,086	29,421	108,539	93,407
Selling, general and administrative expenses	22,533	16,364	63,209	50,804
Fair value adjustment to contingent consideration	(3,000)	-	(3,000)	-
Income from operations	21,553	13,057	48,330	42,603
Interest expense, net	5,495	2,934	14,935	8,787
Debt extinguishment costs	-	-	3,431	-
Other expenses, net	-	131	-	357
Income before income taxes	16,058	9,992	29,964	33,459
Income tax expense	5,262	3,646	10,339	13,681
Net income	$10,796	$6,346	$19,625	$19,778

Basic net income per common share	$0.22	$0.13	$0.40	$0.41

Diluted net income per common share	$0.21	$0.13	$0.39	$0.39

Weighted average common shares outstanding:
Basic	48,941	48,596	48,782	48,131

Diluted	50,672	50,563	50,528	50,290

PGT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	October 1,	January 2,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,904	$61,493
Accounts receivable, net	50,915	31,783
Inventories	30,846	23,053
Prepaid expenses and other current assets	8,226	10,643
Total current assets	119,891	126,972

Property, plant and equipment, net	83,307	71,503
Intangible assets, net	122,701	79,311
Goodwill	107,872	65,635
Other assets, net	1,152	607
Total assets	$434,923	$344,028

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$32,242	$19,578
Current portion of long-term debt	-	1,949
Total current liabilities	32,242	21,527

Long-term debt, less current portion	247,202	188,818
Deferred income taxes, net	26,527	25,894
Other liabilities	1,280	828
Total liabilities	307,251	237,067

Total shareholders' equity	127,672	106,961
Total liabilities and shareholders' equity	$434,923	$344,028

PGT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 1,	October 3,	October 1,	October 3,
	2016	2015	2016	2015
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share (1):
Net income	$10,796	$6,346	$19,625	$19,778
Reconciling items:
Fair value adjustment to contingent consideration (2)	(3,000)	-	(3,000)	-
Refinancing- and acquisition-related costs (3)	299	-	4,632	-
Product line termination costs (4)	833	-	1,108	-
System conversion costs (5)	-	1,622	-	1,622
New product launch costs (6)	-	284	-	1,198
Laminated glass line installation costs (7)	-	141	-	141
Other corporate costs (8)	214	272	214	272
Tax effect of reconciling items	587	(787)	(1,039)	(1,141)
Discrete item in income tax expense (9)	-	-	-	1,595
Adjusted net income	$9,729	$7,878	$21,540	$23,465

Weighted average shares outstanding:
Diluted	50,672	50,563	50,528	50,290

Adjusted net income per share - diluted	$0.19	$0.16	$0.43	$0.47

Reconciliation to EBITDA and Adjusted EBITDA:
Net income	$10,796	$6,346	$19,625	$19,778
Reconciling items:
Depreciation and amortization expense	4,066	2,620	11,484	7,545
Interest expense, net	5,495	2,934	14,935	8,787
Income tax expense	5,262	3,646	10,339	13,681
EBITDA	25,619	15,546	56,383	49,791
Add-backs:
Fair value adjustment to contingent consideration (2)	(3,000)	-	(3,000)	-
Refinancing- and acquisition-related costs (3)	299	-	4,632	-
Product line termination costs (4)	833	-	1,108	-
System conversion costs (5)	-	1,622	-	1,622
New product launch costs (6)	-	284	-	1,198
Laminated glass line installation costs (7)	-	141	-	141
Other corporate costs (8)	214	272	214	272
Adjusted EBITDA	$23,965	$17,865	$59,337	$53,024
Adjusted EBITDA as percentage of net sales	18.5%	17.7%	17.0%	17.9%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed November 3, 2016.

(2) Represents fair value adjustment resulting in the reversal of the liability for the earn-out contingency of $3.0 million established in the acquisition of WinDoor on February 16, 2016. The stock purchase agreement provides for a potential additional payment to the sellers based on WinDoor’s 2016 calendar-year sales. If WinDoor’s 2016 sales reach $46 million, the additional payment is 5.9% of sales, or $2.7 million, up to a maximum sales amount of $51 million, or $3.0 million.  If WinDoor’s 2016 calendar-year sales are less than $46 million, no payment is required. Based on WinDoor’s sales through the end of the second quarter, we believed that WinDoor would achieve 2016 calendar-year sales of at least the minimum sales level of $46 million requiring payment under the arrangement. Therefore, we made no adjustment to our payable for contingent consideration. However, based on WinDoor’s sales through the end of the third quarter of 2016, we concluded that it is unlikely that WinDoor’s 2016 calendar-year sales will reach $46 million, and as required by the accounting rules, we recorded a fair value adjustment of $3.0 million to the liability for contingent consideration included in income from operations in the three and nine months ended October 1, 2016.

(3) Represents costs and expenses relating to our February 16, 2016 acquisition of WinDoor, Inc., and simultaneous refinancing of our then existing credit facility into the 2016 Credit Agreement, as well as the minor acquisition completed in the 2016 third quarter. Of the $4.6 million, $3.4 million represents and is classified as debt extinguishment costs, and $0.9 million represents transaction- and refinancing-related costs and expenses classified within selling, general and administrative expenses in the nine months ended October 1, 2016. Costs of $0.3 million in the three months ended October 1, 2016, were included in selling, general and administrative expenses.

(4) Represents estimated charges relating to product discontinuances, including our Architectural Systems aluminum and PremierVue vinyl impact products, of which $833 thousand is classified within cost of sales in the three and nine months ended October 1, 2016, and $275 thousand is classified within selling, general and administrative expenses in the nine months ended October 1, 2016.

(5) Represents costs associated with ERP system conversion, of which $1.6 million is included in cost of sales and $47 thousand is included in selling, general and administrative expenses in the three and nine months ended October 3, 2015.

(6) Represents costs associated with new product launches, of which $284 thousand is included in cost of sales in the three months ended October 3, 2015, and $894 thousand is included in cost of sales and $304 thousand is included in selling, general and administrative expenses in the nine months ended October 3, 2015.

(7) Represents costs associated with start-up of the laminated glass line, of which $141 thousand is included in cost of sales in the three and nine months ended October 3, 2015.

(8) Represents special project costs relating to outside efficiency improvement experts, included in selling, general and administrative expenses in the three and nine months ended October 1, 2016. In the three and nine months ended October 3, 2015, represents costs associated with legal settlement of $100 thousand and other corporate costs of $41 thousand, all of which are included in selling, general and administrative expenses, and fair value adjustments due to losses on non-hedge commodity-related contracts of $131 thousand, included in other expenses, net.

(9) Represents income tax expense previously classified within accumulated other comprehensive losses, relating to the intraperiod income taxes on our effective aluminum hedges. This amount, previously allocated to other comprehensive income, was reversed in the second quarter of 2015.